Exhibit 20

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Payment Date Statement: July 21, 2003

a.	Aggregate Amount of Collections	$367,212,697.34
	Aggregate Amount of Non-Principal Collections	$3,011,218.75
	Aggregate Amount of Principal Collections	$364,201,478.59
	Pool Balance	$901,610,290.50
	Residual Participation Amount	$401,610,290.50
	Excess Funding Account	$0.00

b.	Series Allocation Percentage	100.00%
	Floating Allocation Percentage	55.46%
	Principal Allocation Percentage	N/A

*c.	Total Amount Distributed on Series 2000-1	$541,961.81

d.	Amount of Such Distribution Allocable to Principal on 2000-1	$0.00

*e.	Amount of Such Distribution Allocable to Interest on 2000-1	$541,961.81

f.	Noteholder Default Amount	$0.00

g.	Required Subordinated Draw Amount	$0.00

h.	Noteholder Charge Offs	$0.00
	Amounts of Reimbursements	$0.00

i.	Monthly Servicing Fee	$751,341.91
	Noteholder Monthly Servicing Fee	$416,666.67

j.	Controlled Deposit Amount	$0.00

k.	Series 2000-1 Invested Amount at end of period (Gross)	$500,000,000.00
	Outstanding Principal Balance	$500,000,000.00

l.	Available Subordinated Amount	$87,141,598.49

m.	Carry-over Amount	$0.00

n.	Reserve Account Balance	$1,750,000.00

o.	Principal Funding Account Balance	$0.00
	Yield Supplement Account Balance	$1,750,000.00

* Amount Reported for June 2003 re-stated from $633,993.06 to $634,264.31 due to error in LIBOR rate provided.

VW CREDIT, INC. — SERVICER		Page 1
17-Jul-03	VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Monthly Servicer Report Input and Summary Page

TRANSACTION SUMMARY				PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
	From	To	Days

Current Interest Period	6/20/2003	7/20/2003	31	Net losses as a % of Avg. Receivables Balance (annualized)	0.00%
Series Allocation Percentage	100.00%			PORTFOLIO AND DEALERSHIP STATISTICS
Initial Principal Balance	$500,000,000.00			Used Vehicle Receivables' Balance	$52,991,572.13
Outstanding Principal Balance	$500,000,000.00			Used Vehicle Percentage	5.877%
Principal Balance of Receivables for Determination Date	$863,104,483.52			Used Vehicle Percentage During Last Collection Period	5.625%
Amount Invested in Receivables on Series Issuance Date	$500,000,000.00			Early Amortization Event?	NO
Initial Invested Amount	$500,000,000.00			Largest Dealer or Dealer Affiliation Balance	$39,611,331.58
Invested Amount at the Beginning of Period	$500,000,000.00			Largest Dealer Percentage	4.320%
Series 2000-1 Invested Amount at End of Period (Gross)	$500,000,000.00
Required Subordinated Amount	$87,141,598.49			Aggregate Principal Amount of Receivables of Dealers over 2%	$64,495,265.10
Excess Funding Account	$0.00
Series 2000-1 Invested Amount at End of Period (net of EFA)	$500,000,000.00			SUMMARY OF COLLECTIONS
Available Subordinated Amount (previous period)	$89,618,238.07			Aggregate Amount of Collections	$367,212,697.34
Incremental Subordinated Amount (previous period)	$41,673,032.59			Aggregate Amount of Non-Principal Collections (including insurance proceeds & rebates)	$3,011,218.75
				Investment Proceeds	$3,022.44
RESERVE ACCOUNT AND YIELD SUPPLEMENT ACCOUNT				Aggregate Amount of Principal Collections	$364,201,478.59
Yield Supplement Account Initial Deposit	$1,750,000.00			Asset Receivables Rate	2.122%
Yield Supplement Account Beginning Balance	$1,750,000.00			Use Asset Receivables Rate?	NO
Yield Supplement Account Required Amount	$1,750,000.00			Carryover Amount (this Distribution Date)	N/A
Reserve Account Initial Deposit	$1,750,000.00
Reserve Account Required Amount	$1,750,000.00			PAYMENT RATE INFORMATION
Reserve Account Beginning Balance	$1,750,000.00			Monthly Payment Rate	40.05%
				Previous Collection Period Monthly Payment Rate	40.15%
Outstanding Carryover Amount — Beginning Balance	$0.00			Monthly Payment Rate 2 collection periods ago	38.14%
Withdrawal from Yield Supplement Account	$0.00			3-month Average Payment Rate	39.45%
Outstanding Carryover Amount — Ending Balance	$0.00			Early Amortization Event?	NO
Yield Supplement Account Balance — Ending Balance	$1,750,000.00
Yield Supplement Account Deposit Amount	$0.00
				ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
Withdrawal from Reserve Account	$0.00			Extend Revolving Period?	YES
Reserve Account Ending Balance	$1,750,000.00			Last Day of Revolving Period	N/A
Reserve Account Deposit Amount	$0.00			Invested Amount as of Last Day of Revolving Period	N/A
				Accumulation Period Length (months)	N/A
1-month LIBOR Rate (annualized)	1.1037500%			First Accumulation Date	TO BE DETERMINED
Certificate Coupon (annualized)	1.2588%			Expected Final Payment Date	N/A
Prime Rate (annualized)	4.0000000%			Required Participation Percentage	104.00%
Servicing Fee Rate (annualized)	1.000%			Principal Funding Account Balance	$0.00
Excess Spread	1.4212500%			Principal Payment Amount	$0.00
				Controlled Accumulation Amount	$0.00
TRUST PRINCIPAL RECEIVABLES
Pool Balance at the Beginning of Period	$917,015,288.66			TOTAL AMOUNT DISTRIBUTED ON SERIES 2000-1
Pool Balance at the Ending of Period	$901,610,290.50			Noteholders
Average Aggregate Principal Balance	$909,312,789.58			1. Monthly Noteholder Interest Distribution	$541,961.81
Aggregate Principal Collections	$364,201,478.59			2. Noteholder Monthly Servicing Fee Distribution	$416,666.67
New Principal Receivables	$348,796,480.43			3. Reserve Account Deposit Amount Distribution	$0.00
Receivables Added for Additional Accounts	$0.00			4. Noteholder Default Amount Distribution	$0.00
Noteholder Default Amount	$0.00			5A. Unreimbursed Noteholder Charge-offs (net of Series Allocable Misc. Pmts)	$0.00
Net Losses	$0.00			5B. Reinstate reductions in Series 2000-1 Available Subord. Amount	$0.00
Noteholder Charge-offs	$0.00			6. Outstanding Carryover Amount Distribution	$0.00
Miscellaneous Payments (Adjustments and Transfer deposit amounts)	$0.00			7. Yield Supplement Account Deposit Amount Distribution	$0.00
Non-Principal Collections & Inv. Proceeds treated as				8. Previously waived Monthly Servicing Fee Distribution	$0.00
Available Noteholder Principal Collections	$0.00			Excess Servicing	$711,283.01
Monthly Interest Accrued, but not Paid	$0.00
Ineligible Receivables	$0.00			DEFICIENCY AMOUNT
Excess Funding Account at Date of Determination	$0.00			Deficiency Amount	$0.0
Defaulted Receivables in Ineligible and Overconc. Accounts	$0.00			Required Subordinated Draw Amount	$0.0
MISCELLANEOUS DATA
Recoveries on Receivables Written Off	$0.00			EXCESS FUNDING ACCOUNT
Spread Over/Under Prime for Portfolio	-0.32%			Withdrawals to purchase Receivables (Since Issuance Date)	$0.00
Weighted Average Interest Rate	3.68%			Additions in connection with a reduction in Receivables	$0.00
Previously waived Monthly Servicing Fee	$0.00			Transfers to Principal Funding Account	$0.00

VW CREDIT, INC. — SERVICER		Page 2
17-Jul-03	VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Summary

	Collections		Accrual	Distribution

From:	20-Jun-03
To:	20-Jul-03
Days:	31
LIBOR Rate	1.1037500%
(1 month)
Series #	1	Active
VCI Rating:	N/A

TRUST AND SERIES ALLOCATIONS — BEGINNING OF PERIOD

		Series			Required	Required	Outstanding
Series	Series	Allocation	Invested	Subordinated	Participation	Participation	Note
Number	Name	Percentage	Amount	Amount	Percentage	Amount	Balance

	Trust		$500,000,000.00	$87,141,598.49	N/A	$607,141,598.49
	1 Series 2000-1	100.00%	$500,000,000.00	$87,141,598.49	104.00%	$607,141,598.49	$500,000,000.00

VW CREDIT, INC. — SERVICER		Page 3
17-Jul-03	VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

SERVICING CERTIFICATE

INITIAL AMOUNTS		EXCESS SPREAD CALCULATION
Initial Invested Amount	$500,000,000.00	Weighted Average Rate Charged to Dealers	3.680%
Invested Amount	$500,000,000.00	LIBOR	1.104%
Controlled Accumulation Amount	$0.00	Note Rate (LIBOR+15.5 b.p.)	1.259%
Required Subordinated Amount	$87,141,598.49	Servicing Fee Rate	1.000%
Annualized Servicing Fee Rate	1.00%	Investor Net Losses	0.000%
First Controlled Accumulation Date	TO BE DETERMINED	Excess Spread	1.421%
Accumulation Period Length (months)	N/A
Expected Final Payment Date	N/A
Initial Settlement Date	10-Aug-00
Required Participation Percentage	104.00%
Subordinated Percentage	9.5890%

SERIES 2000-1 MONTHLY REPORTING

			Required	Excess
	Series 2000-1	Invested	Subordinated	Funding
Principal Receivables	Total	Amount	Amount	Amount

Series Allocation Percentage	100.00%
Beginning Balance	$500,000,000.00	$500,000,000.00	$87,141,598.49	$0.00
Floating Allocation Percentage	55.46%	55.46%
Principal Allocation Percentage	N/A	N/A
Principal Collections	$364,201,478.59	$364,201,478.59	N.A	N.A.
New Principal Receivables	$348,796,480.43	$348,796,480.43	N.A	N.A.
Principal Default Amounts	$0.00	$0.00	N.A	N.A.
Receivables Added for Additional Accounts	$0.00	$0.00	N.A	N.A.
Controlled Deposit Amount	$0.00	N/A	N.A	N.A.
“Pool Factor”		100.00000000%
Ending Balance	$500,000,000.00	$500,000,000.00	$87,141,598.49	$0.00
Floating Allocation Percentage	55.46%	55.46%
Non-Principal Receivables
Non-Principal Collections	$1,669,911.48
Recoveries on Receivables Written Off	$0.00
Investment Proceeds	$3,022.44

VW CREDIT, INC. — SERVICER		Page 4
17-Jul-03	VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

SERVICING CERTIFICATE

Subordinated Amount & Reserve Fund	Current	Previous

Available Subordinated Amount (Previous)	$89,618,238.07	$91,139,902.81
(-) Required Subordination Draw Amount	$0.00	$0.00
(-) Reserve Account Funds to Noteholder Default Amount	$0.00	$0.00
(+) Non-Principal Collections & Inv. Proceeds treated as Available Noteholder Principal Collections	$0.00	$0.00

(1) Subtotal	$89,618,238.07	$91,139,902.81
(2) Subordination Percentage * Series 2000-1 Invested Amount	$47,945,205.48	$47,945,205.48
(a) lower of (1) or (2)	$47,945,205.48	$47,945,205.48
(b) Incremental Subordinated Amount (previous period)	$0.00	$0.00
( c ) Incremental Subordinated Amount	$39,196,393.01	$41,673,032.59
(d) Payments from Excess Funding Account to Residual Interestholder	$0.00	$0.00
Available Subordinated Amount	$87,141,598.49	$89,618,238.07
Overconcentration Amount	$64,495,265.10	$69,742,024.62
Beginning Reserve Account Balance	$1,750,000.00	$1,750,000.00
Reserve Account Required Amount	$1,750,000.00	$1,750,000.00
Withdrawal from Reserve Account	$0.00	$0.00
Reserve Account Deposit Amount	$0.00	$0.00
Ending Reserve Account Balance	$1,750,000.00	$1,750,000.00
Required Non-Principal Distributions
Available Non-Principal Collections	$3,011,218.75	$2,808,337.70
Noteholder Non-Principal Collections	$1,669,911.48	$1,531,238.21
Residual Interestholder Non-Principal Collections	$1,341,307.27	$1,277,099.49
Investment Proceeds	$3,022.44	$3,261.12
Reserve Fund Balance	$1,750,000.00	$1,750,000.00

Total Non-Principal Available	$4,764,241.19	$4,561,598.82
Interest Shortfall	$0.00	$0.00
Additional Interest	$0.00	$0.00
Carry-over Amount	$0.00	$0.00
Carry-over Shortfall	$0.00	$0.00
Additional Interest on Carry-over Shortfall	$0.00	$0.00
Monthly Servicing Fee	$751,341.91	$764,179.41
Noteholder Monthly Servicing Fee	$416,666.67	$416,666.67